UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

CAPE COASTAL TRADING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50995	52-2372260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

122 Ocean Park Blvd., Suite 307
Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

(310) 396-1691
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On December 15, 2005 (the “Effective Date”), the board of directors (the “Board”) of Cape Coastal Trading Corporation, a Delaware corporation (the “Company”) approved and adopted the 2005 Equity Incentive Plan (the “2005 Plan”). Also on December 15, 2005, the 2005 Plan was approved by the sole stockholder of the Company. A copy of the 2005 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The 2005 Plan is intended to promote the interests of the Company by attracting and retaining exceptional employees, consultants, and directors (collectively referred to as the “Participants”), and enabling such Participants to participate in the long-term growth and financial success of the Company. Under the Plan, the Company may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Incentive Stock Options”), non-qualified stock options (the “Non-Qualified Stock Options”), and restricted stock awards (the “Restricted Stock Awards”), which are restricted shares of common stock (the “Common Stock”) of the Company. Incentive Stock Options may be granted pursuant to the 2005 Plan for 10 years from the Effective Date, and Non-Qualified Stock Options and Restricted Stock Awards may be granted pursuant to the 2005 Plan after the Effective Date and until the 2005 Plan is discontinued or terminated by the Board.

The 2005 Plan will be administered by the Board or a committee appointed by the Board (the “Administrator”). The 2005 Plan authorizes the reservation of 2,500,000 shares of authorized but unissued Common Stock for awards under the 2005 Plan. The number of shares that may be distributed under the 2005 Plan and the price per share may be adjusted by the Board in the event of a stock dividend, stock split, reverse stock split, combination or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

The exercise price of the Incentive Stock Options shall in no event be less than the fair market value of the Common Stock. The exercise price of the Non-Qualified Stock Options shall be equal to the fair market value of the Common Stock, unless otherwise determined by the Administrator of the 2005 Plan. Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock Awards issued under the 2005 Plan will be evidenced by and granted pursuant to written agreements.

From time to time, the Company may issue Incentive Stock Options pursuant to the 2005 Plan evidenced by and granted pursuant to a written incentive stock option agreement (the “Incentive Stock Option Agreement”). A copy of the form of the  Incentive Stock Option Agreement under the 2005 Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K.

From time to time, the Company may issue Non-Qualified Stock Options pursuant to the 2005 Plan evidenced by and granted pursuant to a written non-qualified stock option agreement (the “Non-Qualified Stock Option Agreement”). A copy of the form of the Non-Qualified Stock Option Agreement under the 2005 Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K.

The foregoing descriptions of the 2005 Plan, the Incentive Stock Option Agreement and the Non-Qualified Stock Option Agreement are qualified in their entirety by reference to the text of the complete documents. Such documents are each filed as exhibits to this Current Report and the full text of each such exhibit is incorporated herein by reference in its entirety.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	2005 Equity Incentive Plan of Cape Coastal Trading Corporation effective as of December 15, 2005
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Non-Qualified Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE COASTAL TRADING CORPORATION

Dated: December 23, 2005	By:	/s/ Geoffrey Alison
Name: Geoffrey Alison
Title: President

Index to Exhibits

Exhibit Number	Description
10.1	2005 Equity Incentive Plan of Cape Coastal Trading Corporation effective as of December 15, 2005
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Non-Qualified Stock Option Agreement